Fiscal Year 2003 4th Quarter Earnings Conference Call Larry Yost, Chairman and CEO Terry O'Rourke, President and COO Carl Soderstrom, Senior Vice President and CFO November 13, 2003

This presentation contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad, including foreign currency exchange rates; potential increases in raw materials costs; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its customers and suppliers; the outcome of the tender offer for common stock of Dana Corp.; successful integration of acquired or merged businesses; achievement of the expected annual savings and synergies from past and future business combinations; competitive product and pricing pressures; the amount of the company's debt; the ability of the company to access capital markets; the credit ratings of the company's debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in ArvinMeritor's Securities and Exchange Commission filings. Forward-Looking Statements

FY 2003 Income Statement

4th Quarter Income Statement

4th Quarter Segment Sales

4th Quarter Segment Operating Income

Balance Sheet Highlights

Cash Flow Highlights

FY 2004 Sales Outlook

Full Year FY 2004 Outlook

Previously Announced Facility Closures and Workforce Reduction Costs and Savings

FY 2004 Cash Flow Outlook

1st Quarter FY 2004 Sales Outlook

1st Quarter FY 2004 Outlook

FY 2004 Commercial Vehicle Production Outlook

FY 2004 Light Vehicle Production Outlook

Light Vehicle Systems Net New Business

Supplemental Information

FY 2003 Light Vehicle Production

FY 2003 Commercial Vehicle Production